Exhibit 4.5

Execution Version

Stryker Corporation

and

U.S. Bank Trust Company, National Association,

as Trustee

Thirty-First Supplemental Indenture

Dated as of September 11, 2024

to Senior Debt Indenture

Dated as of January 15, 2010

Establishing a series of Securities designated

4.625% Notes due 2034

Table of Contents

		Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Relation to Base Indenture	1

Section 1.02	Definitions	2

ARTICLE II

CREATION, FORMS, TERMS AND CONDITIONS OF THE SECURITIES

Section 2.01	Creation of the Notes	9

Section 2.02	Form of the Notes	9

Section 2.03	Terms and Conditions of the Notes	10

Section 2.04	Ranking	11

Section 2.05	Sinking Fund	11

Section 2.06	Place of Payment	11

Section 2.07	Transfer and Exchange	11

Section 2.08	Cancellation and/or Adjustment of Global Notes	12

ARTICLE III

REDEMPTION OF THE NOTES

Section 3.01	Optional Redemption by the Company	12

ARTICLE IV

CHANGE OF CONTROL

Section 4.01	Repurchase at the Option of Holders Upon Change of Control Repurchase Event	13

ARTICLE V

COVENANTS

Section 5.01	Limitation on Liens	15

Section 5.02	Limitations on Sale and Leaseback Transactions	15

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ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01	Ratification of Base Indenture	16

Section 6.02	Conflict with Trust Indenture Act	16

Section 6.03	Effect of Headings	17

Section 6.04	Successors and Assigns	17

Section 6.05	Separability Clause	17

Section 6.06	Governing Law	17

Section 6.07	Counterparts	17

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THIRTY-FIRST SUPPLEMENTAL INDENTURE, dated as of September 11, 2024 (this “Thirty-First Supplemental Indenture”), between Stryker Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the “Company”), having its principal office at 1941 Stryker Way, Portage, Michigan, and U.S. Bank Trust Company, National Association, a nationally chartered banking association, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of January 15, 2010 (the “Base Indenture” and, together with this Thirty-First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 901 of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to the Base Indenture to establish the form and terms of any series of Securities;

WHEREAS, Section 201 of the Base Indenture permits the form of Securities of any series to be established in a supplemental indenture to the Base Indenture;

WHEREAS, Section 301 of the Base Indenture permits certain terms of any series of Securities to be established pursuant to a supplemental indenture to the Base Indenture;

WHEREAS, pursuant to Sections 201 and 301 of the Base Indenture, the Company desires to provide for the establishment of a new series of Securities in an aggregate principal amount of $750,000,000 to be designated the “4.625% Notes due 2034” (hereinafter called the “Notes”) under the Base Indenture, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Thirty-First Supplemental Indenture; and

WHEREAS, all things necessary to make this Thirty-First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

NOW, THEREFORE, for and in consideration of the foregoing and the purchase of the Notes established by this Thirty-First Supplemental Indenture by the holders thereof (the “Holders”), it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Relation to Base Indenture. This Thirty-First Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Thirty-First Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

Section 1.02 Definitions. For all purposes of this Thirty-First Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.02 have the respective meanings assigned hereto in this Section 1.02 and (ii) which are defined in the Base Indenture (and which are not defined in this Section 1.02) have the respective meanings assigned thereto in the Base Indenture. For all purposes of this Thirty-First Supplemental Indenture:

(a) Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this Thirty-First Supplemental Indenture;

(b) The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Thirty-First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) Headings are for convenience or reference only and do not affect interpretations; and

(d) The terms defined in this Section 1.02(d) have the meanings assigned to them in this Section and include the plural as well as the singular:

“Applicable Procedures” has the meaning set forth in Section 2.07(a).

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction as determined in good faith by the Company) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rent) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amount required to be paid by lessee thereunder contingent upon the amount of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Base Indenture” has the meaning given to such term in the recitals hereof.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by each of the Rating Agencies on any date during the period commencing upon the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following public notice of the occurrence of the related Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies, provided that no such extension shall occur if on such 60th day the Notes are rated Investment Grade by at least one of such Rating Agency and are not subject to review for possible downgrade by such Rating Agency); provided further that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the Trustee or banking institutions in The City of New York are authorized or required by law or regulation to close.

“Change of Control” means the occurrence of any of the following:

1. the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s Subsidiaries;

2. the adoption of a plan relating to the Company’s liquidation or dissolution;

3. the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its Subsidiaries, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

Notwithstanding the foregoing, a transaction shall not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(i) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Company” has the meaning given to such term in the preamble hereof.

“Consolidated Net Tangible Assets” means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) that under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries after deducting (1) all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendable or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed; (2) Investments in Unrestricted Subsidiaries; and (3) all trade names, trademarks, licenses, patents, copyrights and goodwill, organizational and development costs, deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized, and amortized debt discount and expense, less unamortized premium.

“Definitive Notes” means certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.02 hereof, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Note Legend.

“Depositary” means, with respect to Global Notes issued under this Thirty-First Supplemental Indenture, DTC.

“Dollar” and “$” means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, its nominees and their successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exempted Debt” means the sum of the following items outstanding as of the date Exempted Debt is being determined (1) Indebtedness of the Company and its Restricted Subsidiaries secured by a Mortgage and not permitted to exist under the Indenture and (2) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all Sale and Leaseback Transactions not permitted under the Indenture.

“Funded Debt” means Indebtedness that matures more than one year from the date of creation, or that is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date. Funded Debt does not include (1) obligations created pursuant to leases, (2) any Indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such Indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

“Global Note” means a single permanent fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Global Note Legend” means the legend set forth in Section 202 of the Base Indenture.

“Holders” has the meaning given to such term in the recitals hereof.

“Indebtedness” means any and all of the obligations of a Person for money borrowed that in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date of which the Indebtedness is to be determined. Notwithstanding the foregoing, a change in generally accepted accounting principles subsequent to November 30, 2018 shall not be deemed an incurrence of Indebtedness.

“Indenture” has the meaning given to such term in the recitals hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” has the meaning set forth in Section 2.03(c).

“Investment” means any investment in stock, evidences of Indebtedness, loans or advances, however made or acquired, but does not include the Company’s account receivable or the accounts receivable of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of Indebtedness, loans or advance made in connection with the sale to any Subsidiary of the Company’s accounts receivable or the accounts receivable of any Restricted Subsidiary arising from transactions in the ordinary course of business.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Maturity Date” has the meaning set forth in Section 2.03(b) hereof.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Mortgage” means any mortgage, security interest, pledge, lien or other encumbrance.

“Notes” has the meaning given to such term in the recitals hereof.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Par Call Date” has the meaning set forth in Section 3.01(a).

“Permitted Mortgage” means (a) any purchase money mortgage on such Principal Property prior to, simultaneously with or within 180 days after the later of (1) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a “substantial improvement”) of such Principal Property or (2) the placing in operation of such property after the acquisition or completion of any such construction or substantial improvement; (b) Mortgages on a Principal Property existing at the time of acquisition, including acquisition through merger or consolidation; (c) Mortgages existing on the date of the initial issuance of the Notes, Mortgages on assets of a corporation or other business entity existing on the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary or at the time the corporation or other business entity sells, leases or otherwise disposes of its property as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary or Mortgages on the assets of a Subsidiary that is newly designated as a Restricted Subsidiary if the Mortgage would have been permitted under the provisions of this paragraph if such Mortgage was created while the Subsidiary was a Restricted Subsidiary; (d) Mortgages in favor of the Company or a Restricted Subsidiary; (e) Mortgages for taxes, assessments or governmental charges or levies that are not delinquent or that are being contested in good faith; (f) carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanic’s, landlords’ and other similar Mortgages arising in ordinary course of business that are not delinquent or remain payable without penalty or that are being contested in good faith; (g) Mortgages (other than any Mortgage imposed by the Employee Retirement Income Security Act of 1974) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation; (h) easements, rights-of-way, restrictions, encroachments, imperfections and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount and do not in any case materially detract from the value of the Principal Property subject thereto or materially interfere with the ordinary conduct of the Company and its Subsidiaries’ business, taken as a whole; (i) Mortgages arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, including any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (j) Mortgages arising from filing Uniform Commercial Code financing statements relating solely to leases; and (k) Mortgages to secure Indebtedness incurred to extend, renew, refinance or replace Indebtedness secured by any Mortgages referred to above, provided that the principal amount of the extended, renewed, refinanced or replaced Indebtedness does not exceed the principal amount of Indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such Mortgage applies only to the same property or assets subject to the prior permitted Mortgage (and, in the case of real property, improvements).

“Principal Property” means all real property and improvements thereon owned by the Company or a Restricted Subsidiary, including, without limitation, any manufacturing, warehouse, distribution or research facility, and improvements therein, having a net book value in excess of 2% of Consolidated Net Tangible Assets that is located within the United States, excluding its territories and possessions and Puerto Rico. This term does not include any real property and improvements thereon that the Company’s Board of Directors declares by resolution not to be of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Redemption Date” means the Business Day on which Notes are redeemed by the Company pursuant to Section 3.01 hereof.

“Redemption Price” has the meaning set forth in Section 3.01(a).

“Registered Securities” means any Securities which are registered in the Security Register.

“Regular Record Date” has the meaning set forth in Section 2.03(c).

“Restricted Subsidiary” means a Subsidiary that owns a Principal Property.

“S&P” means S&P Global Ratings Inc., a division of S&P Global Inc. and its successors.

“Sale and Leaseback Transaction” means an arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property owned or acquired thereafter that has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such Principal Property.

“Securities” has the meaning given to such term in the recitals hereof.

“Senior Funded Debt” means all Funded Debt (except Funded Debt, the payment of which is subordinated to the payment of the Notes).

“Subsidiary” means a corporation, partnership or other legal entity of which, in the case of a corporation, more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary capital interests is, at the time, directly or indirectly owned or controlled by the Company or by one or more other Subsidiaries. For the purposes of this definition, “voting stock” means the equity interest that ordinarily has voting power for the election of directors, managers or trustees of an entity, or persons performing similar functions, whether at all times or only so long as no senior class of equity interest has such voting power by reason of any contingency.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning given to such term in the preamble hereof.

“Unrestricted Subsidiary” means any Subsidiary other than a Restricted Subsidiary.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE II

CREATION, FORMS, TERMS AND CONDITIONS OF THE SECURITIES

Section 2.01 Creation of the Notes. In accordance with Section 301 of the Base Indenture, the Company hereby creates the Notes as a separate series of its securities issued pursuant to the Indenture. The Notes shall be issued initially in an aggregate principal amount of $750,000,000, except as permitted by Sections 304, 305 or 306 of the Base Indenture.

Section 2.02 Form of the Notes. The Notes shall each be issued in the form of a Global Note, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The Notes shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive certificated form in accordance with the terms of the Base Indenture and this Thirty-First Supplemental Indenture, if any, shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof shall be effected only through, records maintained by DTC (with respect to beneficial interests of Participants) or by Participants or Persons that hold interests through Participants (with respect to beneficial interests of beneficial owners). In addition, the following provisions of clauses (1), (2), and (3) below shall apply only to Global Notes:

1. Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Securities registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Note and the Company has not appointed a successor Depositary within 90 days of receipt of such notice or has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note or (C) the Company (subject to the procedures of the Depositary) so directs the Trustee by Company Order. Beneficial interests in Global Notes may be exchanged for Definitive Notes of the same series upon request but only upon at least 30 days’ prior written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures.

2. Subject to clause (1) above, any exchange of a Global Note for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

3. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

Section 2.03 Terms and Conditions of the Notes. The Notes shall be governed by all the terms and conditions of the Base Indenture, as supplemented by this Thirty-First Supplemental Indenture. In particular, the following provisions shall be terms of the Notes:

(a) Title and Aggregate Principal Amount. The title of the Notes shall be as specified in the Recitals of the Company; and the aggregate principal amount of the Notes shall be as specified in Section 2.01 of this Article II, except as permitted by Sections 304, 305 or 306 of the Base Indenture.

(b) Stated Maturity. The Notes shall mature, and the unpaid principal thereon shall be payable, on September 11, 2034 (the “Maturity Date”), subject to the provisions of the Base Indenture and Articles III and IV below.

(c) Interest. The rate per annum at which interest shall be payable on the Notes shall be 4.625%. Interest on the Notes shall be payable semi-annually in arrears on each March 11 and September 11, commencing on March 11, 2025 (each, an “Interest Payment Date”), to the Persons in whose names the applicable Notes are registered in the Security Register applicable to the Notes at the close of business on the immediately preceding February 25 or August 25, respectively, prior to the applicable Interest Payment Date regardless of whether such day is a Business Day (each, a “Regular Record Date”). Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes shall accrue from and including September 11, 2024. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment shall be made on the next Business Day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made. Interest payments shall include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

(d) Registration and Form. The Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article II. The Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of and interest on the Notes will be payable, and the Notes will be transferable or exchangeable, at the office or offices or agency maintained by the Company for these purposes. Payment of interest on the Notes may be made at the Company’s option by check mailed to the registered holders thereof.

(e) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1302 of the Base Indenture, and the provisions for covenant defeasance in Section 1303 of the Base Indenture, shall be applicable to the Notes.

(f) Further Issues. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, without notice to, or the consent of, the Holders, create and issue additional Notes of this series having the same ranking and terms and conditions as the Notes in all respects, except for the issue date, the public offering price and, in some cases, the first Interest Payment Date (the “Additional Notes”). Any Additional Notes having similar terms, together with the Notes of this series, shall be consolidated with and shall form a single series with the previously outstanding Notes. If the Additional Notes are not fungible with the previously outstanding Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number. Notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such Additional Notes.

(g) Other Terms and Conditions. The Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A.

Section 2.04 Ranking. The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all unsecured and unsubordinated Indebtedness, including, without limitation, any unsecured senior Indebtedness, of the Company and senior in right of payment to all subordinated Indebtedness of the Company.

Section 2.05 Sinking Fund. The Notes shall not be entitled to any sinking fund.

Section 2.06 Place of Payment. The Place of Payment in respect of the Notes will be at the office or agency of the Company in The City of New York, State of New York or at the office or agency of the Paying Agent in The City of New York, State of New York.

Section 2.07 Transfer and Exchange.

(a) The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Base Indenture, this Thirty-First Supplemental Indenture and the then applicable procedures of the Depositary (the “Applicable Procedures”). In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Trustee either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, if Definitive Notes are at such time permitted to be issued pursuant to this Thirty-First Supplemental Indenture and the Base Indenture, (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Base Indenture, this Thirty-First Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Security Registrar shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.08 hereof.

(b) Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(b), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such Definitive Notes so surrendered, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 303 of the Base Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions a new Definitive Note in the appropriate principal amount. Any Definitive Note issued pursuant to this Section 2.07(b) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 305 of the Base Indenture.

Section 2.08 Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 309 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such increase.

ARTICLE III

REDEMPTION OF THE NOTES

Section 3.01 Optional Redemption by the Company.

(a) Prior to June 11, 2034 (the “Par Call Date”), the Company shall have the right to redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date; and

(ii) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

(c) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on any Notes or portions thereof that are called for redemption.

(d) Notices of redemption pursuant to this Section 3.01 shall be mailed (or, in the case of Notes held in book-entry form, be transmitted electronically) at least ten (10) but not more than sixty (60) days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. The Company shall calculate the Redemption Price and shall deliver an Officers’ Certificate to the Trustee setting forth the Redemption Price no later than two Business Days prior to the Redemption Date.

(e) If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected by lot by DTC, in the case of Global Notes, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Note.

(f) Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01 Repurchase at the Option of Holders Upon Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to the Indenture, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of such repurchase.

(b) Within thirty (30) days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes or the Indenture by virtue of such conflict.

(d) On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to its offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the Company.

(e) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or, if a Global Note, to be adjusted on the Schedule of Exchanges attached thereto) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note shall be in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof.

(f) The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer or (ii) the Company has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes pursuant to Section 3.01(d).

(g) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making such an offer in lieu of the Company pursuant to subsection (f) of this Section 4.01, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than ten (10) days nor more than sixty (60) days’ prior notice, provided that such notice is given not more than thirty (30) days following such repurchase pursuant to subsection (b) of this Section 4.01, to redeem all Notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the Second Change of Control Payment Date.

ARTICLE V

COVENANTS

Section 5.01 Limitation on Liens.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness secured by any Mortgage upon any Principal Property of the Company or any Restricted Subsidiary without equally and ratably securing the Notes (and, if the Company so determines, any other Indebtedness ranking equally with the Notes) with such Indebtedness; provided, however, that the foregoing restrictions shall not prevent the Company or any Restricted Subsidiary from issuing, assuming or guaranteeing any Indebtedness secured by a Permitted Mortgage.

(b) Notwithstanding the provisions of subsection (a) of this Section 5.01, the Company or any Restricted Subsidiary may, in addition to Mortgages permitted by subsection (a) of this Section 5.01 and without equally and ratably securing the Notes, create or assume and renew, extend or replace Mortgages which would otherwise be subject to such subsection (a), provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets.

Section 5.02 Limitations on Sale and Leaseback Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction without equally and ratably securing the Notes (and, if the Company so determines, any other Indebtedness ranking equally with the Notes) unless:

(i) within 180 days after the receipt of the proceeds of such sale or transfer, the Company or any Restricted Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such Principal Property at the time of such sale or transfer to any (or a combination) of (1) the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the Company or (2) the purchase, construction, development, expansion or improvement of other comparable property, subject in each case to credits for voluntary retirements of Senior Funded Debt of the Company; or

(ii) the Company or such Restricted Subsidiary would be entitled, at the effective date of such sale or transfer, to incur Indebtedness secured by a Mortgage on such Principal Property, in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the Notes pursuant to the provisions of Section 5.01 above.

The foregoing restriction shall not apply to any Sale and Leaseback Transaction (w) for a term of not more than three years including renewals, (x) with respect to a Principal Property if a binding commitment is entered into with respect to such Sale and Leaseback Transaction within three years after the later of (1) September 11, 2024 or (2) the date when the applicable Principal Property was acquired, (y) with respect to a Principal Property if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation, or (z) between the Company and any Restricted Subsidiary or between Restricted Subsidiaries.

(b) Notwithstanding the provisions of subsection (a) of this Section 5.02, the Company or any Restricted Subsidiary may, in addition to Sale and Leaseback Transactions permitted by subsection (a) of this Section 5.02 and without equally and ratably securing the Notes, create or assume and renew, extend or replace Mortgages, or enter into any Sale and Leaseback Transaction without any obligation to retire any Senior Funded Debt of the Company or a Restricted Subsidiary, provided that, at the time of such creation, assumption, renewal, extension or replacement of a Mortgage or at the time of entering into such Sale and Leaseback Transaction, and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01 Ratification of Base Indenture. This Thirty-First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Thirty-First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 6.02 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Base Indenture, which is required to be included in this Thirty-First Supplemental Indenture, or in the Base Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable.

Section 6.03 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.04 Successors and Assigns. All covenants and agreements in this Thirty-First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.05 Separability Clause. In case any one or more of the provisions contained in this Thirty-First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06 Governing Law. THIS THIRTY-FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE TRUST INDENTURE ACT IS APPLICABLE, IN WHICH CASE THE TRUST INDENTURE ACT WILL GOVERN.

Section 6.07 Counterparts. This Thirty-First Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the Federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Thirty-First Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-First Supplemental Indenture to be duly executed, all as of the day and year first above written.

STRYKER CORPORATION

By:	/s/ Lindsay Gardner
Name: Lindsay Gardner
Title: Vice President, Treasurer

[Signature Page to Thirty-First Supplemental Indenture]

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION

By:	/s/ James Kowalski
Name: James Kowalski
Title: Vice President

[Signature Page to Thirty-First Supplemental Indenture]

EXHIBIT A

[Form of Face of 2034 Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

STRYKER CORPORATION

4.625% Notes due 2034

No.	CUSIP NO. 863667 BF7 $

Stryker Corporation, a Michigan corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on September 11, 2034 and to pay interest thereon from September 11, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 11 and September 11 in each year, commencing on March 11, 2025, at the rate of 4.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the February 25 or August 25 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, State of New York or at the office or agency of the Paying Agent in The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) wire transfer in immediately available funds to the place and account designated in writing by the Person entitled to such payment as specified in the Security Register; and provided further, that if this Security is a Global Note, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

STRYKER CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
As Trustee

By:
Authorized Signatory

Dated:

[Form of Reverse of 2034 Note]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 15, 2010 (the “Base Indenture”), as supplemented by the Thirty-First Supplemental Indenture, dated as of September 11, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, a nationally chartered banking association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $750,000,000, provided that the Company may, without the consent of any Holder, at any time and from time to time increase the initial principal amount.

The Securities of this series are subject to redemption as provided in Section 3.01 of the Supplemental Indenture and Article XI of the Base Indenture.

This Security will not be subject to any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral amounts of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THE SECURITIES OF THIS SERIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE TRUST INDENTURE ACT IS APPLICABLE, IN WHICH CASE THE TRUST INDENTURE ACT WILL GOVERN.

This Security shall be valid, binding, and enforceable against a party when executed, delivered and/or authenticated, as applicable, by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the Federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.